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                                                                     EXHIBIT 23



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference of our reports, dated January 27, 1998, on our audits of the consolidated financial statements and financial statement schedule of Quaker State Corporation and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which reports are incorporated by reference or included in this annual report on Form 10-K, in the following documents:

1. Registration Statements No. 33-20416 and 333-06291 on Form S-8 for the Quaker State Corporation Thrift and Stock Purchase Plan, filed under the Securities Act of 1993, as amended, and the Prospectus used in connection with such Registrant Statement;

2. Registration Statement No. 33-7163 on Form S-8 for the 1986 Stock Option Plan of Quaker State Corporation, filed under the Securities Act of 1933, as amended, and the Prospectus used in connection with such Registration Statements;

3. Registration Statement No. 33-65862 on Form S-8 for the Baum Employment Agreement, filed under the Securities Act of 1933, as amended;

4. Registration Statement No. 33-53605 on Form S-8 for the 1994 Non-Employee Directors' Stock Option Plan, filed under the Securities Act of 1933, as amended, and the Prospectus used in connection with such Registration Statement;

5. Registration Statements No. 33-53617, 333-16237 and 333-33099 on Form S-8 for the 1994 Stock Incentive Plan, filed under the Securities Act of 1933, as amended, and the Prospectus used in connection with such Registration Statement;

6. Registration Statement No. 333-05929 on Form S-8 for the 1996 Directors' Fee Plan, filed under the Securities Act of 1933, as amended, and the Prospectus used in connection with such Registration Statement; and

7. Registration Statement No. 333-33133 on Form S-3 for the registration of Debt Securities, Capital Stock and /or Warrants, filed under the Securities Act of 1933, and the Prospectus used in connection with such Registration Statement.

We also Consent to the references to our firm under the caption "Experts" in the Prospectuses used in connection with Registration Statements No. 33-20416, 333-06291, 33-7163, 33-65862, 33-53605, 33-53617, 333-16237. 333-33099,
333-05929, and 333-33133 solely as it relates to the current financial statements being incorporated by reference.





Coopers & Lybrand L.L.P.

Dallas, Texas
March 26, 1998